UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 22, 2014

TRIVASCULAR TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36419	87-0807313
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

3910 Brickway Blvd.

Santa Rosa, California

(Address of principal executive offices)

95403

(Zip Code)

(707) 543-8800

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 22, 2014, TriVascular Technologies, Inc. (the “Company”) filed an amended and restated certificate of incorporation (the “Restated Certificate”) with the Secretary of State of the State of Delaware in connection with closing of the initial public offering (the “IPO”) of shares of its common stock. The Company’s board of directors and stockholders previously approved the Restated Certificate to be filed in connection with, and to be effective upon, the closing of the IPO.

The Restated Certificate amends and restates the Company’s certificate of incorporation in its entirety to, among other things: (i) reduce the authorized number of shares of common stock from 623,000,000 shares to 100,000,000 shares; (ii) eliminate all references to the previously existing series of preferred stock; (iii) authorize 5,000,000 shares of undesignated preferred stock that may be issued from time to time by the Company’s board of directors in one or more series; (iv) establish a classified board of directors, divided into three classes, each of whose members will serve for staggered three-year terms; (v) provide that directors may be removed from office only for cause and only by the affirmative vote of the holders of a majority of the shares then entitled to vote at an election of directors, except as required by law; (vi) provide that any vacancy on the board of directors, including a vacancy resulting from an enlargement of the board of directors, may be filled only by vote of the directors then in office; (vii) eliminate the ability of the Company’s stockholders to take action by written consent in lieu of a meeting and call special meetings of stockholders, except as required by law; (viii) require the vote of at least 66 2/3% of the outstanding shares to approve amendments to the anti-takeover provisions of the certificate of incorporation or bylaws; and (ix) prohibit cumulative voting, except as required by law, in the election of directors.

The foregoing description of the amendments made by the Restated Certificate is qualified by reference to the Restated Certificate, a copy of which is filed as Exhibit 3.1 hereto and is incorporated herein by reference.

In addition, upon the closing of the IPO, amended and restated bylaws of the Company (the “Restated Bylaws”), previously approved by the Company’s board of directors and stockholders, became effective. The Restated Bylaws, among other things: (i) eliminate the ability of the Company’s stockholders to take action by written consent in lieu of a meeting and call special meetings of stockholders; (ii) establish procedures and notice requirements relating to the presentation of stockholder proposals at stockholder meetings; (iii) establish procedures and notice requirements relating to the nomination of directors; (iv) require certain stockholder litigation proceeding to be brought in Delaware; and (v) conform to the amended provisions of the Restated Certificate.

The foregoing description of the amendments made in the Restated Bylaws is qualified by reference to the Amended and Restated Bylaws, a copy of which is filed as Exhibit 3.2 hereto and is incorporated herein by reference.

Item 8.01 Other Events.

On April 22, 2014, the Company completed its initial public offering of 7,475,000 shares of its common stock at a price to the public of $12.00 per share, which included the exercise in full by the underwriters in the offering of their option to purchase 975,000 additional shares of the Company’s common stock.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

3.1	Restated Certificate of Incorporation of TriVascular Technologies, Inc.

3.2	Amended and Restated Bylaws of TriVascular Technologies, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIVASCULAR TECHNOLOGIES, INC.

Dated: April 23, 2014	/s/ Michael R. Kramer
	Name:	Michael R. Kramer

	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description of Document

3.1	Restated Certificate of Incorporation of TriVascular Technologies, Inc.

3.2	Amended and Restated Bylaws of TriVascular Technologies, Inc.